EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018
AND STOCK REPURCHASE PLAN
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (October 26, 2018) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and nine months ended September 30, 2018.
Southside reported net income of $20.3 million for the three months ended September 30, 2018, an increase of $5.8 million, or 39.9%, compared to $14.5 million for the same period in 2017. Southside reported net income of $56.8 million for the nine months ended September 30, 2018, an increase of $12.8 million, or 29.0%, compared to $44.0 million for the same period in 2017.
Earnings per diluted common share increased $0.09, or 18.4%, to $0.58 for the three months ended September 30, 2018, from $0.49 for the same period in 2017. Earnings per diluted common share increased $0.12, or 8.1%, to $1.61 for the nine months ended September 30, 2018, from $1.49 for the same period in 2017.
The return on average shareholders’ equity for the nine months ended September 30, 2018 was 10.06%, compared to 10.87% for the same period in 2017.  The return on average assets was 1.21% for the nine months ended September 30, 2018, compared to 1.05% for the same period in 2017.
“Highlights for the quarter included record third quarter net income and an efficiency ratio below 50% for a second consecutive quarter,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “We reported net income of $20.3 million, an efficiency ratio of 48.91% and recorded a slight increase in total loans during the third quarter. We also recorded a $741,000 net loss on the sale of available for sale securities and acquisition costs related to the Diboll transaction of $437,000. These expenses were partially offset by a discrete tax benefit of approximately $800,000 recorded during the third quarter associated with the revision of our deferred taxes as a result of the Tax Cuts and Jobs Act passed in December 2017. At this time, we expect fourth quarter acquisition expense to be minimal.”
“During the third quarter we experienced a slight increase in our loans of $3.6 million. For the nine months ended September 30, 2018, loans decreased $19.8 million, which in part, was responsible for the five basis point decrease in our net interest margin on a linked quarter basis. While we believe our loan pipeline remains solid for the remainder of the year with a number of loans expected to fund, we also expect a number of payoffs in the fourth quarter, which may offset most if not all of the loans funded. Economic conditions in our East Texas markets remain solid and the Austin and DFW markets continue to experience robust economies, driven by company relocations and overall population growth.”
“On October 25, 2018 the Company's Board of Directors approved a Stock Repurchase Plan. The Board authorized the repurchase, from time to time, of up to 1,500,000 shares of common stock in open market purchases and privately negotiated transactions at prevailing market prices. We believe repurchasing shares in a company we know quite well, Southside Bancshares, Inc., at current market prices, is prudent. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may suspend or discontinue it at any time.”
Loans and Deposits
For the nine months ended September 30, 2018, total loans decreased by $19.8 million, or 0.6%, to $3.27 billion, compared to December 31, 2017. The net decrease in our loans was comprised of decreases of $46.4 million of commercial real estate loans, $23.2 million of loans to individuals, $14.1 million of 1-4 family residential loans and $1.0 million of municipal loans, partially offset by increases of $56.5 million of commercial loans and $8.4 million of construction loans.
Nonperforming assets increased during the nine months ended September 30, 2018 by $29.2 million, or 278.5%, to $39.6 million, or 0.65% of total assets, compared to $10.5 million, or 0.16% of total assets at December 31, 2017, primarily due to the addition of two commercial real estate relationships consisting of three loans to nonaccrual status during the first quarter.
During the nine months ended September 30, 2018, the allowance for loan losses increased by $5.3 million, or 25.6%, to $26.1 million, or 0.80% of total loans, compared to 0.63% of total loans at December 31, 2017. The increase in the allowance was primarily the result of additional provision recorded on the commercial real estate loans placed on nonaccrual status in the first quarter as well as the increase in the impairments on purchased credit impaired loans acquired in connection with the acquisition of Diboll State Bancshares, Inc. in November 2017.

During the nine months ended September 30, 2018, deposits, net of brokered deposits, decreased $110.0 million, or 2.5%, compared to December 31, 2017, due primarily to the decrease in public fund deposits of $102.2 million.

Net Interest Income for the Three Months Ended September 30, 2018
Net interest income increased $7.5 million, or 21.3%, to $42.4 million for the three months ended September 30, 2018, compared to $35.0 million for the same period in 2017. The increase in net interest income was the result of a $10.7 million increase in interest income primarily from our loan portfolio, partially offset by an increase in interest expense of $3.2 million associated with interest expense on our deposits, compared to the same period in 2017.
For the three months ended September 30, 2018, our net interest margin (FTE) increased to 3.14%, compared to 3.02% for the same period in 2017. The increase in net interest margin (FTE) was due primarily to the change in the mix of earning assets as a result of the acquisition of Diboll and the decrease in the securities portfolio during 2018, as well as an increase in the average yields on earning assets, partially offset by higher average rates paid on interest bearing liabilities. The increase in average yields and rates paid was primarily due to rising interest rates during 2017 and 2018. Our net interest spread (FTE) was 2.82% for both the three months ended September 30, 2018 and 2017.
Net Interest Income for the Nine Months Ended September 30, 2018
Net interest income increased $24.0 million, or 22.7%, to $129.7 million for the nine months ended September 30, 2018, compared to $105.7 million for the same period in 2017. The increase in net interest income was the result of a $33.8 million increase in interest income primarily from our loan portfolio, partially offset by an increase in interest expense of $9.8 million associated with interest expense on our deposits, compared to the same period in 2017.
For the nine months ended September 30, 2018, our net interest margin (FTE) increased to 3.17%, compared to 3.06% for the same period in 2017. The increase in net interest margin (FTE) was due primarily to the change in the mix of earning assets as a result of the acquisition of Diboll and the decrease in the securities portfolio during 2018, as well as an increase in the average yields on earning assets, partially offset by higher average rates paid on interest bearing liabilities. The increase in average yields and rates paid was primarily due to rising interest rates during 2017 and 2018. For the nine months ended September 30, 2018, our net interest spread (FTE) increased slightly to 2.89%, compared to 2.88% for the same period in 2017.
Net Income for the Three Months Ended September 30, 2018
Net income increased $5.8 million, or 39.9%, for the three months ended September 30, 2018, to $20.3 million compared to the same period in 2017. The increase was the result of a $10.7 million increase in interest income, a $1.7 million decrease in income tax expense and a $0.6 million increase in noninterest income, partially offset by a $4.0 million increase in noninterest expense and a $3.2 million increase in interest expense.
Excluding net (loss) gain on sale of securities, noninterest income increased $2.0 million, or 22.6%, for the three months ended September 30, 2018 compared to the same period in 2017. The increase in deposit services and trust income was largely related to the acquisition of Diboll. The increase in other noninterest income was primarily due to increases in swap fee income, mortgage servicing fee income and letter of credit fees. In connection with the adoption of Accounting Standards Update 2014-09 (“ASU 2014-09”) revenue recognition guidance effective January 1, 2018, debit card expense and brokerage service expense for the three months ended September 30, 2018, previously reported in ATM and debit card expense and other noninterest expense are now netted with deposit services income and brokerage services income, respectively. Due to the guidance under the modified retrospective method, prior periods have not been adjusted and therefore, are not comparable.
Noninterest expense increased $4.0 million, or 15.8%, for the three months ended September 30, 2018, compared to the same period in 2017. The increase in most of our noninterest expense categories is directly attributable to the integration of Diboll into our operations.
Income tax expense decreased for the three months ended September 30, 2018 compared to the same period in 2017, due to a discrete tax benefit of approximately $800,000 and a reduced tax rate, both in connection with the Tax Cuts and Jobs Act, which resulted in a lower effective tax rate of 9.7% compared to 21.1% for the same period in 2017. The discrete tax benefit was the result of a remeasurement of our net deferred tax asset. Excluding the net impact of discrete tax items, our effective tax rate was approximately 13.6% and 22.3% for the three months ended September 30, 2018 and 2017, respectively.

Net Income for the Nine Months Ended September 30, 2018
Net income increased $12.8 million, or 29.0%, for the nine months ended September 30, 2018, to $56.8 million compared to the same period in 2017. The increase was primarily the result of a $33.8 million increase in interest income, a $2.6 million decrease in income tax expense and a $2.3 million increase in noninterest income, partially offset by a $13.5 million increase in noninterest expense, a $9.8 million increase in interest expense and a $2.6 million increase in provision for loan losses.
Excluding net (loss) gain on sale of securities, noninterest income increased $5.0 million, or 18.3%, for the nine months ended September 30, 2018 compared to the same period in 2017. Deposit services and trust income increased and were partially offset by a decrease in gain on sale of loans. The increase in both deposit services income and trust income was largely related to the acquisition of Diboll. With the adoption of ASU 2014-09, debit card expense and brokerage service expense for the nine months ended September 30, 2018, previously reported in ATM and debit card expense and other noninterest expense, are now netted with deposit services income and brokerage services income, respectively. Due to the guidance under the modified retrospective method, prior periods have not been adjusted and therefore, are not comparable.
Noninterest expense increased $13.5 million, or 17.7%, for the nine months ended September 30, 2018, to $89.9 million, compared to the same period in 2017. The increase in most of our noninterest expense categories was directly attributable to the integration of Diboll into our operations.
Income tax expense decreased for the nine months ended September 30, 2018 compared to the same period in 2017, due to a discrete tax benefit of approximately $800,000 and a reduced tax rate, both in connection with the Tax Cuts and Jobs Act, which resulted in a lower effective tax rate of 11.9% compared to 18.9% for the same period in 2017. The discrete tax benefit was the result of a remeasurement of our net deferred tax asset. Excluding the net impact of discrete tax items, our effective tax rate was approximately 13.4% and 19.9% for the nine months ended September 30, 2018 and 2017, respectively.

Conference Call
Southside's management team will host a conference call to discuss its third quarter 2018 financial results on Friday, October 26, 2018 at 9:00 a.m. CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 9649537 or by identifying “Southside Bancshares, Inc., Third Quarter 2018 Earnings Call.”  To listen to the call via webcast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording will be available from approximately 3:00 p.m. CDT October 26, 2018 through November 7, 2018 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (FTE): (i) Net interest income (FTE), (ii) Net interest margin (FTE), (iii) Net interest spread (FTE), and (iv) Efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% and 35% for the three and nine months ended September 30, 2018 and 2017, respectively, to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), Net interest margin (FTE) and Net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding gains (losses) on sales of available for sale securities and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.

These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.

In the following table we present, for the five quarterly periods ended September 30, 2018 and for the nine months ended September 30, 2018 and 2017, the reconciliation of net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for the 2018 quarterly and nine month periods and a 35% marginal tax rate for the 2017 quarterly and nine month periods for interest earned on tax-exempt assets such as municipal loans and investment securities (dollars in thousands), along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE).

Non-GAAP Reconciliation

	Three Months Ended					Nine Months Ended
	2018			2017		2018	2017
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Net interest income (GAAP)	$42,410	$43,111	$44,133	$38,306	$34,960	$129,654	$105,664
Tax equivalent adjustments:
Loans	590	583	582	1,125	1,103	1,755	3,188
Investment securities (tax-exempt)	1,801	1,651	1,619	3,049	3,544	5,071	10,148
Net interest income (FTE) (1)	44,801	45,345	46,334	42,480	39,607	136,480	119,000
Noninterest income	10,022	11,007	9,610	9,099	9,408	30,639	28,374
Nonrecurring income (2)	741	(304)	827	483	(627)	1,264	(674)
Total revenue	$55,564	$56,048	$56,771	$52,062	$48,388	$168,383	$146,700

Noninterest expense	$28,962	$29,274	$31,667	$29,933	$25,007	$89,903	$76,402
Pre-tax amortization expense	(1,279)	(1,328)	(1,378)	(726)	(388)	(3,985)	(1,229)
Nonrecurring expense (3)	(507)	(1,287)	(1,178)	(3,479)	(432)	(2,972)	(915)
Adjusted noninterest expense	$27,176	$26,659	$29,111	$25,728	$24,187	$82,946	$74,258

Efficiency ratio	51.11%	49.54%	53.35%	53.73%	55.30%	51.34%	55.68%
Efficiency ratio (FTE) (1)	48.91%	47.56%	51.28%	49.42%	49.99%	49.26%	50.62%

Average earning assets	$5,654,566	$5,700,133	$5,891,352	$5,395,212	$5,199,349	$5,747,816	$5,206,988

Net interest margin	2.98%	3.03%	3.04%	2.82%	2.67%	3.02%	2.71%
Net interest margin (FTE) (1)	3.14%	3.19%	3.19%	3.12%	3.02%	3.17%	3.06%

Net interest spread	2.65%	2.75%	2.80%	2.60%	2.47%	2.73%	2.54%
Net interest spread (FTE) (1)	2.82%	2.90%	2.95%	2.91%	2.82%	2.89%	2.88%

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.

(2)
These adjustments may include net gains and losses on sale of available for sale securities, impairment of investments, other-than-temporary impairment charges and additional bank owned life insurance income realized as a result of the death benefits for a retired covered officer, in the periods where applicable.

(3)	These adjustments may include acquisition expenses, foreclosure expenses and branch closure expenses, in the periods where applicable.

Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reported in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables under Results of Operations.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $6.11 billion in assets as of September 30, 2018, that owns 100% of Southside Bank.  Southside Bank currently has 59 branches in Texas and operates a network of 84 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Julie Shamburger at (903) 531-7134, or julie.shamburger@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, successful integration of completed acquisitions and certain market risk disclosures, including the impact of interest rates, tax reform and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under “Part I - Item 1. Forward Looking Information” and "Part I - Item 1A. Risk Factors" and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2018			2017
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS
Cash and due from banks	$85,103	$78,534	$65,480	$79,171	$57,947
Interest earning deposits	70,685	138,685	183,241	111,541	120,996
Federal funds sold	18,284	14,850	14,090	7,980	5,570
Securities available for sale, at estimated fair value	1,939,277	2,037,994	2,062,539	1,538,755	1,292,072
Securities held to maturity, at carrying value	163,365	164,276	164,847	909,506	909,844
Federal Home Loan Bank stock, at cost	32,291	42,994	42,676	55,729	61,845
Loans held for sale	954	4,566	2,003	2,001	2,177
Loans	3,274,524	3,270,883	3,309,627	3,294,356	2,682,766
Less: Allowance for loan losses	(26,092)	(25,072)	(24,220)	(20,781)	(19,871)
Net loans	3,248,432	3,245,811	3,285,407	3,273,575	2,662,895
Premises & equipment, net	133,939	132,578	131,625	133,640	107,099
Goodwill	201,116	201,246	201,246	201,246	91,520
Other intangible assets, net	19,009	20,287	21,615	22,993	3,379
Bank owned life insurance	97,611	97,059	100,963	100,368	99,616
Other assets	95,288	71,293	97,465	61,592	69,470
Total assets	$6,105,354	$6,250,173	$6,373,197	$6,498,097	$5,484,430

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,033,572	$1,038,907	$1,055,423	$1,037,401	$781,701
Interest bearing deposits	3,519,940	3,469,834	3,586,474	3,478,046	2,782,474
Total deposits	4,553,512	4,508,741	4,641,897	4,515,447	3,564,175
Other borrowings	570,242	784,754	779,990	1,026,859	1,151,639
Subordinated notes, net of unamortized debt issuance costs	98,366	98,326	98,286	98,248	98,209
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,244	60,243	60,242	60,241	60,240
Other liabilities	70,484	46,299	46,386	43,162	54,144
Total liabilities	5,352,848	5,498,363	5,626,801	5,743,957	4,928,407
Shareholders' equity	752,506	751,810	746,396	754,140	556,023
Total liabilities and shareholders' equity	$6,105,354	$6,250,173	$6,373,197	$6,498,097	$5,484,430

	At or For the Three Months Ended
	2018			2017
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Income Statement:
Total interest income	$57,152	$56,797	$57,194	$50,104	$46,473
Total interest expense	14,742	13,686	13,061	11,798	11,513
Net interest income	42,410	43,111	44,133	38,306	34,960
Provision for loan losses	975	1,281	3,735	1,271	960
Net interest income after provision for loan losses	41,435	41,830	40,398	37,035	34,000
Noninterest income
Deposit services	6,317	6,261	6,179	5,940	5,476
Net (loss) gain on sale of securities available for sale	(741)	(332)	(827)	(249)	627
Gain on sale of loans	303	173	115	268	347
Trust income	1,568	1,931	1,760	1,156	873
Bank owned life insurance income	552	1,185	632	632	636
Brokerage services	532	506	450	632	561
Other	1,491	1,283	1,301	720	888
Total noninterest income	10,022	11,007	9,610	9,099	9,408
Noninterest expense
Salaries and employee benefits	17,628	16,633	18,559	15,316	14,472
Occupancy expense	3,396	3,360	3,583	3,327	2,981
Acquisition expense	437	1,026	832	3,474	405
Advertising, travel & entertainment	648	775	685	601	487
ATM and debit card expense	251	243	346	1,049	1,024
Professional fees	824	952	1,070	859	996
Software and data processing expense	977	939	1,023	882	732
Telephone and communications	354	478	538	444	459
FDIC insurance	435	484	497	442	441
Amortization expense on intangibles	1,279	1,328	1,378	726	388
Other	2,733	3,056	3,156	2,813	2,622
Total noninterest expense	28,962	29,274	31,667	29,933	25,007
Income before income tax expense	22,495	23,563	18,341	16,201	18,401
Income tax expense	2,192	3,360	2,090	5,870	3,890
Net income	$20,303	$20,203	$16,251	$10,331	$14,511

Common share data:
Weighted-average basic shares outstanding	35,114	35,062	35,022	31,370	29,370
Weighted-average diluted shares outstanding	35,288	35,233	35,200	31,569	29,570
Shares outstanding end of period	35,160	35,084	35,053	35,000	29,433
Net income per common share
Basic	$0.58	$0.58	$0.46	$0.33	$0.49
Diluted	0.58	0.57	0.46	0.33	0.49
Book value per common share	21.40	21.43	21.29	21.55	18.89
Cash dividend paid per common share	0.30	0.30	0.28	0.30	0.28

Selected Performance Ratios:
Return on average assets	1.30%	1.30%	1.02%	0.70%	1.03%
Return on average shareholders’ equity	10.61	10.79	8.75	6.52	10.38
Average yield on earning assets (FTE) (1)	4.18	4.15	4.09	3.99	3.90
Average rate on interest bearing liabilities	1.36	1.25	1.14	1.08	1.08
Net interest spread (FTE) (1)	2.82	2.90	2.95	2.91	2.82
Net interest margin (FTE) (1)	3.14	3.19	3.19	3.12	3.02
Average earning assets to average interest bearing liabilities	131.12	130.22	127.29	124.73	123.32
Noninterest expense to average total assets	1.86	1.89	1.99	2.03	1.77
Efficiency ratio (FTE) (1)	48.91	47.56	51.28	49.42	49.99

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information, including a reconciliation to GAAP.

	At or For the Nine Months Ended
	September 30,
	2018	2017
Income Statement:
Total interest income	$171,143	$137,370
Total interest expense	41,489	31,706
Net interest income	129,654	105,664
Provision for loan losses	5,991	3,404
Net interest income after provision for loan losses	123,663	102,260
Noninterest income
Deposit services	18,757	15,845
Net (loss) gain on sale of securities available for sale	(1,900)	874
Gain on sale of loans	591	1,553
Trust income	5,259	2,662
Bank owned life insurance income	2,369	1,905
Brokerage services	1,488	1,790
Other	4,075	3,745
Total noninterest income	30,639	28,374
Noninterest expense
Salaries and employee benefits	52,820	45,463
Occupancy expense	10,339	8,741
Acquisition expense	2,295	878
Advertising, travel & entertainment	2,108	1,618
ATM and debit card expense	840	2,840
Professional fees	2,846	2,985
Software and data processing expense	2,939	2,145
Telephone and communications	1,370	1,461
FDIC insurance	1,416	1,327
Amortization expense on intangibles	3,985	1,229
Other	8,945	7,715
Total noninterest expense	89,903	76,402
Income before income tax expense	64,399	54,232
Income tax expense	7,642	10,251
Net income	$56,757	$43,981

Common share data:
Weighted-average basic shares outstanding	35,066	29,326
Weighted-average diluted shares outstanding	35,241	29,531
Net income per common share
Basic	$1.62	$1.50
Diluted	1.61	1.49
Book value per common share	21.40	18.89
Cash dividend paid per common share	0.88	0.81

Selected Performance Ratios:
Return on average assets	1.21%	1.05%
Return on average shareholders’ equity	10.06	10.87
Average yield on earning assets (FTE) (1)	4.14	3.87
Average yield on interest bearing liabilities	1.25	0.99
Net interest spread (FTE) (1)	2.89	2.88
Net interest margin (FTE) (1)	3.17	3.06
Average earning assets to average interest bearing liabilities	129.51	121.64
Noninterest expense to average total assets	1.91	1.83
Efficiency ratio (FTE) (1)	49.26	50.62

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information, including a reconciliation to GAAP.

	Southside Bancshares, Inc.
	Selected Financial Data (unaudited)
	(dollars in thousands)

	Three Months Ended
	2018			2017
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Nonperforming assets:	$39,638	$42,423	$42,444	$10,472	$9,119
Nonaccrual loans (1)	32,526	35,351	34,545	2,937	3,095
Accruing loans past due more than 90 days (1)	—	7	4	1	—
Restructured loans (2)	5,699	5,860	5,839	5,767	5,725
Other real estate owned	1,413	1,137	2,014	1,613	298
Repossessed assets	—	68	42	154	1

Asset Quality Ratios:
Nonaccruing loans to total loans	0.99%	1.08%	1.04%	0.09%	0.12%
Allowance for loan losses to nonaccruing loans	80.22	70.92	70.11	707.56	642.04
Allowance for loan losses to nonperforming assets	65.83	59.10	57.06	198.44	217.91
Allowance for loan losses to total loans	0.80	0.77	0.73	0.63	0.74
Nonperforming assets to total assets	0.65	0.68	0.67	0.16	0.17
Net (recoveries) charge-offs to average loans	(0.01)	0.05	0.04	0.05	0.05

Capital Ratios:
Shareholders’ equity to total assets	12.33	12.03	11.71	11.61	10.14
Average shareholders’ equity to average total assets	12.28	12.06	11.69	10.75	9.91

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition if the timing and amount of cash flows expected to be collected from those sales can be reasonably estimated.

(2)
Includes $3.2 million, $2.9 million, $2.9 million, $2.9 million, and $3.0 million in PCI loans restructured as of September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

	Three Months Ended
	2018			2017
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Real Estate Loans:
Construction	$484,254	$487,286	$474,791	$475,867	$420,497
1-4 Family Residential	791,274	791,359	797,088	805,341	609,159
Commercial	1,218,714	1,245,936	1,285,591	1,265,159	1,073,646
Commercial Loans	322,873	282,723	281,901	266,422	166,919
Municipal Loans	344,792	345,595	342,404	345,798	322,286
Loans to Individuals	112,617	117,984	127,852	135,769	90,259
Total Loans	$3,274,524	$3,270,883	$3,309,627	$3,294,356	$2,682,766

The “Average Balances with Average Yields and Rates” tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities (dollars in thousands) for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See "Non-GAAP Financial Measures" for more information.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	September 30, 2018			June 30, 2018
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,286,664	$40,396	4.88%	$3,285,756	$39,865	4.87%
Loans held for sale	1,841	25	5.39%	1,794	19	4.25%
Securities:
Investment securities (taxable) (2)	4,285	36	3.33%	6,891	51	2.97%
Investment securities (tax-exempt) (2)	795,397	8,132	4.06%	802,611	8,004	4.00%
Mortgage-backed and related securities (2)	1,418,114	10,086	2.82%	1,439,810	10,210	2.84%
Total securities	2,217,796	18,254	3.27%	2,249,312	18,265	3.26%
FHLB stock, at cost, and equity investments	54,216	377	2.76%	54,729	411	3.01%
Interest earning deposits	77,977	414	2.11%	92,291	400	1.74%
Federal funds sold	16,072	77	1.90%	16,251	71	1.75%
Total earning assets	5,654,566	59,543	4.18%	5,700,133	59,031	4.15%
Cash and due from banks	78,623			75,560
Accrued interest and other assets	477,737			473,142
Less: Allowance for loan losses	(25,646)			(24,558)
Total assets	$6,185,280			$6,224,277
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$362,405	258	0.28%	$360,340	208	0.23%
Time deposits	1,173,672	4,744	1.60%	1,175,230	4,303	1.47%
Interest bearing demand deposits	1,953,904	4,495	0.91%	1,981,427	4,070	0.82%
Total interest bearing deposits	3,489,981	9,497	1.08%	3,516,997	8,581	0.98%
FHLB borrowings	654,153	3,108	1.88%	692,386	3,007	1.74%
Subordinated notes, net of unamortized debt issuance costs	98,346	1,423	5.74%	98,306	1,407	5.74%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,244	684	4.50%	60,243	658	4.38%
Other borrowings	9,651	30	1.23%	9,283	33	1.43%
Total interest bearing liabilities	4,312,375	14,742	1.36%	4,377,215	13,686	1.25%
Noninterest bearing deposits	1,064,797			1,045,298
Accrued expenses and other liabilities	48,699			50,843
Total liabilities	5,425,871			5,473,356
Shareholders’ equity	759,409			750,921
Total liabilities and shareholders’ equity	$6,185,280			$6,224,277
Net interest income (FTE)		$44,801			$45,345
Net interest margin (FTE)			3.14%			3.19%
Net interest spread (FTE)			2.82%			2.90%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2018 and June 30, 2018, loans totaling $32.5 million and $35.4 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	March 31, 2018			December 31, 2017
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,300,506	$39,401	4.84%	$2,897,444	$34,070	4.67%
Loans held for sale	1,543	11	2.89%	2,285	22	3.82%
Securities:
Investment securities (taxable) (2)	39,332	227	2.34%	51,678	237	1.82%
Investment securities (tax-exempt) (2)	805,091	8,000	4.03%	775,681	9,197	4.70%
Mortgage-backed and related securities (2)	1,557,140	10,894	2.84%	1,461,159	9,931	2.70%
Total securities	2,401,563	19,121	3.23%	2,288,518	19,365	3.36%
FHLB stock, at cost, and equity investments	67,000	414	2.51%	67,127	380	2.25%
Interest earning deposits	107,488	399	1.51%	133,007	418	1.25%
Federal funds sold	13,252	49	1.50%	6,831	23	1.34%
Total earning assets	5,891,352	59,395	4.09%	5,395,212	54,278	3.99%
Cash and due from banks	78,031			60,590
Accrued interest and other assets	493,974			410,528
Less: Allowance for loan losses	(21,005)			(19,963)
Total assets	$6,442,352			$5,846,367
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$353,770	184	0.21%	$293,392	134	0.18%
Time deposits	1,170,024	3,895	1.35%	1,031,008	3,178	1.22%
Interest bearing demand deposits	2,009,154	3,372	0.68%	1,696,239	2,585	0.60%
Total interest bearing deposits	3,532,948	7,451	0.86%	3,020,639	5,897	0.77%
FHLB borrowings	928,677	3,632	1.59%	1,137,373	3,935	1.37%
Subordinated notes, net of unamortized debt issuance costs	98,267	1,398	5.77%	98,229	1,429	5.77%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,241	569	3.83%	60,240	532	3.50%
Other borrowings	8,103	11	0.55%	9,157	5	0.22%
Total interest bearing liabilities	4,628,236	13,061	1.14%	4,325,638	11,798	1.08%
Noninterest bearing deposits	1,016,707			846,632
Accrued expenses and other liabilities	44,015			45,613
Total liabilities	5,688,958			5,217,883
Shareholders’ equity	753,394			628,484
Total liabilities and shareholders’ equity	$6,442,352			$5,846,367
Net interest income (FTE)		$46,334			$42,480
Net interest margin (FTE)			3.19%			3.12%
Net interest spread (FTE)			2.95%			2.91%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of March 31, 2018 and December 31, 2017, loans totaling $34.5 million and $2.9 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	September 30, 2017
	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$2,657,562	$30,378	4.54%
Loans held for sale	5,060	47	3.69%
Securities:
Investment securities (taxable) (2)	11,085	58	2.08%
Investment securities (tax-exempt) (2)	758,828	9,214	4.82%
Mortgage-backed and related securities (2)	1,550,494	10,567	2.70%
Total securities	2,320,407	19,839	3.39%
FHLB stock, at cost, and equity investments	66,994	329	1.95%
Interest earning deposits	144,700	506	1.39%
Federal funds sold	4,626	21	1.80%
Total earning assets	5,199,349	51,120	3.90%
Cash and due from banks	53,220
Accrued interest and other assets	360,073
Less: Allowance for loan losses	(19,556)
Total assets	$5,593,086
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$260,860	117	0.18%
Time deposits	988,380	2,878	1.16%
Interest bearing demand deposits	1,562,993	2,425	0.62%
Total interest bearing deposits	2,812,233	5,420	0.76%
FHLB borrowings	1,237,055	4,156	1.33%
Subordinated notes, net of unamortized debt issuance costs	98,190	1,413	5.71%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,239	520	3.42%
Other borrowings	8,425	4	0.19%
Total interest bearing liabilities	4,216,142	11,513	1.08%
Noninterest bearing deposits	773,739
Accrued expenses and other liabilities	48,682
Total liabilities	5,038,563
Shareholders’ equity	554,523
Total liabilities and shareholders’ equity	$5,593,086
Net interest income (FTE)		$39,607
Net interest margin (FTE)			3.02%
Net interest spread (FTE)			2.82%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2017, loans totaling $3.1 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Nine Months Ended
	September 30, 2018			September 30, 2017
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,290,925	$119,662	4.86%	$2,588,358	$87,699	4.53%
Loans held for sale	1,727	55	4.26%	5,992	155	3.46%
Securities:
Investment securities (taxable) (2)	16,707	314	2.51%	51,645	702	1.82%
Investment securities (tax-exempt) (2)	800,998	24,136	4.03%	762,543	28,529	5.00%
Mortgage-backed and related securities (2)	1,471,179	31,190	2.83%	1,571,685	31,430	2.67%
Total securities	2,288,884	55,640	3.25%	2,385,873	60,661	3.40%
FHLB stock, at cost, and equity investments	58,601	1,202	2.74%	66,763	926	1.85%
Interest earning deposits	92,477	1,213	1.75%	154,289	1,216	1.05%
Federal funds sold	15,202	197	1.73%	5,713	49	1.15%
Total earning assets	5,747,816	177,969	4.14%	5,206,988	150,706	3.87%
Cash and due from banks	77,407			52,568
Accrued interest and other assets	481,279			356,212
Less: Allowance for loan losses	(23,753)			(18,732)
Total assets	$6,282,749			$5,597,036
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$358,870	650	0.24%	$258,568	330	0.17%
Time deposits	1,173,000	12,942	1.48%	976,919	7,828	1.07%
Interest bearing demand deposits	1,981,293	11,937	0.81%	1,628,477	6,681	0.55%
Total interest bearing deposits	3,513,163	25,529	0.97%	2,863,964	14,839	0.69%
FHLB borrowings	757,399	9,747	1.72%	1,250,563	11,171	1.19%
Subordinated notes, net of unamortized debt issuance costs	98,307	4,228	5.75%	98,153	4,204	5.73%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,242	1,911	4.24%	60,238	1,481	3.29%
Other borrowings	9,018	74	1.10%	7,770	11	0.19%
Total interest bearing liabilities	4,438,129	41,489	1.25%	4,280,688	31,706	0.99%
Noninterest bearing deposits	1,042,432			732,637
Accrued expenses and other liabilities	47,591			42,749
Total liabilities	5,528,152			5,056,074
Shareholders’ equity	754,597			540,962
Total liabilities and shareholders’ equity	$6,282,749			$5,597,036
Net interest income (FTE)		$136,480			$119,000
Net interest margin (FTE)			3.17%			3.06%
Net interest spread (FTE)			2.89%			2.88%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2018 and 2017, loans totaling $32.5 million and $3.1 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.